Item 77Q2

Below is the information called for by Item 405 of Regulation S-K (17 CFR 229.405).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Mr. Howard Tiffen, Portfolio Manager of Prime Rate Trust, failed to file one Form 4 - Statement of Changes in Beneficial Ownership for two transactions.